Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jean-Marc Germain, Peter R. Matt, Jeremy Leach and Rina Teran, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of June 28, 2019.

/s/ Martha Brooks	Director	June 28, 2019
Martha Brooks

/s/ Stéphanie Frachet	Director	June 28, 2019
Stéphanie Frachet

[Signature Page to POA for Form S-8/A (Reg. No. 333-201141)]